                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ASTROPOWER, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  AstroPower


                                  Solar Park
                          Newark, Delaware 19716-2000

                           Telephone: (302) 366-0400

                                 May 12, 2000

Dear Shareholder:

     Please accept my personal invitation to attend our Annual Meeting of Shareholders on Thursday, June 15, at 11.00 a.m. This year's meeting will be held at the Company's manufacturing plant at Pencader Corporate Center, Newark, Delaware.

     The business to be conducted at the meeting is set forth in the formal notice that follows. In addition, Management will provide a review of 1999 operating results and discuss the outlook for the future. After the formal presentation, the Directors and Management will be available to answer any questions that you may have.

     Your vote is important. I urge you to complete, sign and return the enclosed proxy card.

     I look forward to seeing you on June 15.

                                        Sincerely,

                                        /s/ Allen M. Barnett

                                        Allen M. Barnett
                                        President and Chief Executive Officer

                                  Solar Park
                         Newark, Delaware  19716-2000

                          Telephone:   (302) 366-0400

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TAKE NOTICE that the 2000 Annual Meeting of Shareholders of AstroPower, Inc., a Delaware corporation, will be held at our manufacturing plant at Pencader Corporate Center, Newark, Delaware on:

                            Thursday, June 15, 2000

at 11:00 a.m. (local time) for the following purposes:

1. To elect two directors to serve until the 2003 Annual Meeting of Shareholders.

2. To amend our 1999 Stock Option Plan so as to increase the number of shares available under the Plan.

3. To amend our amended and restated Certificate of Incorporation to increase the number of authorized shares of our common stock.

4. To ratify the appointment of KPMG, LLP as our independent accountants for the fiscal year 2000.

5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.


Accompanying this Notice is the Proxy Statement and Form of Proxy.

The Board of Directors set May 3, 2000, as the record date for the meeting. This means that owners of our common stock at the close of business on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of our shareholders as of the close of business on May 3, 2000 for inspection during normal business hours from June 4 through June 15, 2000, at our offices, Solar Park, Newark, Delaware. This list will also be available at the meeting.

DATED:    Newark, Delaware, May 12, 2000

                                   BY ORDER OF THE BOARD OF DIRECTORS


                              ___________________________________________
                                        ALLEN M. BARNETT
                                 President and Chief Executive Officer


WE URGE YOU TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                                               PRELIMINARY PROXY
                                                                   STATEMENT


                               ASTROPOWER, INC.
                                  Solar Park
                         Newark, Delaware  19716-2000



                                PROXY STATEMENT

This Proxy Statement and accompanying proxy are first being sent to shareholders on or about May 12, 2000.


                              VOTING AND PROXIES

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined on the previous page and described in this Proxy Statement, including the election of directors, amending our 1999 Stock Option Plan, amending our amended and restated Certificate of Incorporation to increase the number of authorized shares of our common stock and ratification of the appointment of our independent accountants. In addition, management will respond to questions from shareholders.

Who is entitled to vote?

Only holders of record at the close of business on May 3, 2000 of common stock are entitled to vote. Each holder of common stock is entitled to one vote per share. We are presently authorized to issue 25,000,000 common shares, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share. There were issued and outstanding 11,428,545 shares of common stock as of the close of business on May 3, 2000. There are no shares of Preferred Stock outstanding.

How do I vote?

You can vote by filling out the accompanying proxy and returning it in the postage paid return envelope that we have enclosed for you. Voting information is provided on the enclosed form of proxy. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them.

What if my shares are held by a broker or nominee?

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares for approval.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions relating to the election of directors and on Proposals 2, 3 and 4. We are not aware of any other matter that may be properly presented other than the election of directors and Proposals 2, 3 and
4. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don't mark the boxes on my proxy?

Unless you give other instructions on your form of proxy, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote
For:
---

  .  the election of directors;
  .  amending our 1999 Stock Option Plan;
  . amending our amended and restated Certificate of Incorporation; and . the ratification of the appointment of KPMG Peat Marwick, LLP as our independent accountants for 2000.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later dated proxy.

Will my vote be public?

No. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept confidential and are only available as actually necessary to meet legal requirements.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an Item?

The affirmative vote of shares representing a majority in voting power of the shares of common stock, present in person or by proxy and entitled to vote at the meeting, is necessary for approval of Proposals 2, and 4. The affirmative vote of shares representing a majority of the outstanding shares of common stock is necessary for approval of Proposal 3.

Proxies
marked as abstentions on these matters will not be voted and will have the effect of a negative vote. The election of directors will be by a plurality of the votes cast. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.


                        PERSONS MAKING THE SOLICITATION

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by our regular officers and employees. We may reimburse shareholder's nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by us.

                                 ANNUAL REPORT

The Annual Report for the year ended December 31, 1999 containing financial and other information about us is enclosed.


PROPOSAL 1.

                             ELECTION OF DIRECTORS

The Board of Directors currently consists of six members. Our Amended and Restated By-Laws provide for a classified Board of Directors. At the 1998 Annual Meeting of Shareholders, the directors were divided into three classes, with the directors of the first class elected for a term of one year, the directors of the second class elected for a term of two years, and the directors of the third class elected for a term of three years. Thereafter, following such initial classification and election, directors elected to succeed those directors whose terms expire are to be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. The term of the office of directors in Class II expires at the 2000 Annual Meeting. The Board of Directors proposes that the two nominees described below, both of whom are currently serving as Class II directors, be re-elected to Class II for a new term of three years and until their successors are duly elected and qualified. All nominees and all current Class I and Class III directors were elected by the Shareholders.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

There are set forth below following the names of the nominees and Class I and Class III directors, their present positions and offices with the Company, their principal occupations during the past five years, directorships held with other corporations, certain other information, their ages and the year first elected as a director.


NOMINEES FOR DIRECTORS - CLASS II - TERM EXPIRING 2003

Dr. George S. Reichenbach, age 70, has served as a director of the Company since 1989. Dr. Reichenbach was a Senior Vice President of Advent International Corporation, a venture capital firm from 1987 to 1998. He serves as a director of Progressive Systems Technology, a semiconductor capital equipment manufacturer. Previously, Dr. Reichenbach worked at the Massachusetts Institute of Technology where has served as an Assistant Professor and Associate Professor of Mechanical Engineering. Dr. Reichenbach received a B.S. in Mechanical Engineering from Yale University and a Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology. Member of the Compensation
Committee.

Dr. George W. Roland, age 60, served as President and Chief Executive Officer of the Company's Solar Power Business from 1996 to December 31, 1998 at which time he retired as an officer and employee and has served as a director since 1997. From 1995 to 1996, Dr. Roland served as Vice President and General Manager of the Company's Solar Power Business. From 1993 to June 1995 Dr. Roland served as President of Siemens Solar Industries, LP, an affiliate of Siemens Corporation
(USA). Prior to that, Dr. Roland served in various positions, including Vice President and Division Manager of the Metalworking Systems Division, at Kennametal, Inc. Dr. Roland began his industry career in 1968 as a research and development engineer at Westinghouse Electric Corporation's Research and Development Center in Pittsburgh, Pennsylvania, throughout which time he has been awarded 15 U.S. patents and has authored numerous technical publications. Dr. Roland received a B.S. in Geology from Acadia University and a Ph.D. in Geological Science from Lehigh University.

INCUMBENT DIRECTORS - CLASS I - TERM EXPIRING 2002

Clare E. Nordquist, age 64, has served as a director of the Company since 1995. Mr. Nordquist is the Managing General Partner of Material Ventures Associates LP, a venture capital partnership specializing in advanced technology materials companies and serves as a director of Leading Edge Ceramics, LLC, a manufacturer and distributor of ceramic powders and shapes; Minco Acquisition Corporation, the parent of numerous companies which manufacture fused silica and fused magnesia; and Viox Corporation, a custom producer of electronic grade, high purity glass powders utilized primarily in electronics applications. Mr. Nordquist received a B.S. in Ceramic Engineering from the University of Washington and an M.B.A. from the University of Denver. Member of the Audit and Compensation Committees.

Charles R. Schaller, age 64, has served as director of the Company since 1989 and as Secretary from 1989 through March 1998. Mr. Schaller is a management consultant specializing in the petrochemicals industry and a venture developer concentrating in the area of specialty materials, and serves as Chairman of the Board of Directors of Medarex Inc., a publicly held biotechnology firm. From 1985 to 1989, Mr. Schaller served as President and Chief Operating Officer of Essex Vencap, Inc., a venture development subsidiary of Essex Chemical Corporation. Mr. Schaller has more than 33 years of experience in sales, marketing, management, business and venture development and management consulting in the chemical, petrochemical and specialty materials areas. Mr. Schaller received a B.E. in Chemical Engineering from Yale University and is a graduate of the Harvard Business School Program for Management Development. Member of the Audit and Compensation Committees.


INCUMBENT DIRECTORS - CLASS III - TERM EXPIRING 2001

Dr. Allen M. Barnett, age 59, is a founder of the Company and has served as its President and Chief Executive Officer and as a director since the Company's incorporation as a separate entity in 1989. From 1983 to 1989 Dr. Barnett served as General Manager of the AstroPower Division of Astrosystems, Inc. From 1976 to 1993 Dr. Barnett was a Professor of Electrical Engineering at the University of Delaware. From 1976 to 1979 Dr. Barnett served as Director of the Institute of Energy Conversion at the University of Delaware. Dr. Barnett is a technical expert in thin-film materials and devices and has been active in photovoltaic research and development since 1975, during which time he has been awarded 21 U.S. patents, authored or co-authored numerous technical publications and garnered several professional awards. Dr. Barnett is Chairman of the Solar Energy Industries Association and serves on a number of national and international committees in the field. Dr. Barnett received a B.S. and M.S. in Electrical Engineering from the University of Illinois, and a Ph.D. in Electrical Engineering from Carnegie Institute of Technology.

Gilbert Steinberg, age 69, has served as a director of the Company since 1989. Mr. Steinberg is Vice President and Chief Financial Officer of Astrosystems, Inc, which was a manufacturer of electronic, electromechancial and power conversion devices until February, 1996 at which time its shareholders voted for a Plan of Liquidation. Mr. Steinberg is one of Astrosystems officers supervising the liquidation. Mr. Steinberg is the founder of Mentortech, Inc., a publicly held company specializing in software development and computer training consulting. Mr. Steinberg received a B.S. in Industrial Engineering at the Massachusetts Institute of Technology and an M.S. in Mathematics from Adelphi College. Member of the Audit and Compensation Committees.


OUR EXECUTIVE OFFICERS

Dr. Allen M. Barnett, age 59, President and Chief Executive Officer of the Company. See "Election of Directors" above.

Peter C. Aschenbrenner, age 44, was elected Senior Vice President-Marketing and Sales in January 2000. He had served as Vice President, Marketing and Sales since 1995 and from 1994 to 1995 Mr. Aschenbrenner served as Director of Marketing of the Company. From 1991 to 1994 Mr. Aschenbrenner served in a number of capacities with Siemens Solar Industries, LP, including Director of Marketing from 1992 to 1994 and Director of Technology Development from 1991 to 1992. From 1988 to 1990 Mr. Aschenbrenner served as Co-Managing Director of Photovoltaic Electric GmBH, a joint venture between Siemens AG and Arco Solar, Inc. He served in various positions with Arco Solar from 1978 to 1988. Mr. Aschenbrenner received a B.A. in Product Design from Stanford University.

Louis C. DiNetta, age 49, has served as Vice President, Advanced Optoelectronic Products since 1996. He joined the AstroPower Division of Astrosystems, Inc. in 1985. Mr. DiNetta is responsible for the research and development of new photonic energy conversion devices and related optoelectronic products. From 1976 to 1985 Mr. DiNetta worked at the Institute of Energy Conversion at the University of Delaware, where he was responsible for planning and organization of device fabrication, as well as process and equipment development to support various research projects. Mr. DiNetta received a B.S.A.S. in Physics from the University of Delaware.

Dr. Robert B. Hall, age 59, has served as Vice President and Chief Scientist since joining the AstroPower Division of Astrosystems, Inc. in 1983. Dr. Hall's responsibilities include research and development of thin-film crystalline materials and ceramic structures for thin-film polycrystalline devices. From 1974 to 1983 Dr. Hall served as Manager, Device Development at the Institute of Energy Conversion at the University of Delaware. Dr. Hall has more than 18 years of solar cell development experience. His accomplishments include development of copper sulfide/cadmium sulfide CdS as the first thin film solar cell with greater than 10.0% conversion efficiency, development of the first zinc phosphide solar cell and the development of a reliable deposition and process for copper indium selenide solar cells. Dr. Hall received a B.A. in Physics from Gettysburg College and an M.S. and Ph.D. in Physics from the University of Delaware.

Richard K. McDowell, 60, was elected Senior Vice President, Manufacturing in January 2000 and had served as Vice President, Manufacturing since March, 1998. He joined AstroPower in October of 1996. Most of his career was spent with Unisys Corporation in various management positions. His last assignment was Director of Operations, Plant Manager - Huntsville. Mr. McDowell received a B.S. in Physics from Lasalle College.

Thomas J. Stiner, age 45, Mr. Stiner was elected Senior Vice President, and Chief Financial Officer in January 2000 and has served as Chief Financial Officer of the Company since December 1997. From June 1993 to November 1997, Mr. Stiner served as Controller and Treasurer. Mr. Stiner was elected Vice President in 1995 and Secretary in August 1999. From 1984 to 1993 Mr. Stiner served as a Senior Manager at KPMG Peat Marwick, LLP. Mr. Stiner is a Certified Public Accountant and received a B.S. in Business Administration from Bloomsburg University.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 31, 2000 by:

  . each person or entity who is known by us to own beneficially more than five percent of our common stock including our Chief Executive Officer
  .  each named executive officer
  .  each of our directors
  .  all directors and executive officers as a group

                                                                                 Shares Beneficially Owned (1)
                                                                                 ----------------------------
               Name and Address of Beneficial Owner                          Number                   Percentage
               ------------------------------------                          ------                   ----------
Allen M. Barnett (2).........................................                  1,541,456                 11.9%
FMR Corporation (3)..........................................                  1,297,540                 11.4%
 82 Devonshire Street
 Boston, MA 02109
Brown Investment Advisory & Trust Company (4)................                    680,641                  6.0%
 19 South Street
 Baltimore, MD 21202
Wellington Management Company LLP (5)........................                    670,100                  5.9%
 75 State Street
 Boston, MA 02109
The Dow Chemical Company.....................................                    560,832                  4.9%
 2030 Dow Center
 Midland, MI 48674
Bank of America Corporation (6)..............................                    567,000                  5.0%
 100 North Tryon Street
 Charlotte, NC 28255
Peter C. Aschenbrenner (7)...................................                     59,423                   **
Robert B. Hall (8)...........................................                     77,051                   **
Thomas J. Stiner (9).........................................                     81,908                   **
Richard K. McDowell(10)......................................                      7,500                   **
Clare E. Nordquist (11)......................................                     18,000                   **
George S. Reichenbach (12)...................................                     18,000                   **
George W. Roland (13)........................................                    165,500                  1.4%
Charles R. Schaller (14).....................................                     23,250                   **
Gilbert Steinberg (15).......................................                     18,000                   **
All directors and executive officers as a group (eleven
person) (16).                                                                  2,010,088                 16.6%

**Represents less than 1 percent of our outstanding common stock.

(1) The beneficial ownership is calculated based on 11,405,460 shares of our common stock outstanding as of March 31, 2000. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficially owned by a person in the first column and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholders' name. The address of each of the executive officers and directors is care of AstroPower, Inc., Solar Park, Newark, Delaware 19716-2000.

(2) Includes 1,150,114 shares held by a family trust of which Dr. Barnett is a beneficiary and also 318,625 shares subject to options exercisable within 60 days from the date hereof. Dr. Barnett disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Does not include 20,000 shares owned by his wife as to which Dr. Barnett disclaims beneficial ownership.

(3) As reported in an amendment to Schedule 13G dated February 14, 2000, Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 616,200 shares as a result of acting as investment adviser to various
             ------
     registered investment companies or the funds. Edward C. Johnson 3d, and FMR Corp., through its control of Fidelity, and the funds collectively each has sole power to dispose of the 616,200 shares owned by the funds. Neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees. Fidelity Management Trust Company, a wholly-owned bank subsidiary of FMR Corp., is the beneficial owner of 281,900 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each have sole dispositive power over 281,900 shares and sole power to vote or to direct the voting of 281,900 shares. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies, the international funds and certain institutional investors. Fidelity International Limited is the beneficial owner of 399,440 shares and has sole power to vote or direct the voting of 399,440 shares of common stock held by the international funds.

     FMR Corp. and Fidelity International Limited are of the view that they are not acting as a "group" for and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other corporation within the meaning of Rule 13d-3. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d) and they have made this filing on a voluntary basis as if all the shares are owned by them on a joint basis.

(4) As reported in a Schedule 13G dated February 14, 2000, Brown Investment Advisory and Trust Company, a bank, has sole power to vote or direct the voting with respect to 273,645 shares and has sole power to dispose or to direct the disposition with respect to 290,970 shares. Brown Advisory Incorporated, a registered investment advisor and a wholly owned subsidiary of Brown Investment Advisory and Trust Company has sole power to vote or direct the voting with respect to 389,671 shares and has the sole power to dispose or to direct the disposition with respect to 389,671 shares.

(5) As reported in an amendment to Schedule 13G dated December 31, 1999, Wellington Management Company LLP has shared power to vote or to direct the vote with respect to 442,100 shares and shared power to dispose or to direct the disposition with respect to 670,1000 shares. Wellington Management Company LLP, a parent holding company, is a registered investment advisor. Wellington Trust Company, NA, is a wholly-owned bank subsidiary of Wellington Management Company LLP. Wellington Management Company LLP disclaims beneficial ownership with respect to the shares reported in this filing.
(6) As reported in a Schedule 13G dated January 31, 2000, Bank of America Corporation has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition with respect to 567,000 shares. Bank of America Corporation is a parent holding company or control person with respect to Bank of America N.A. a bank, NB Holding Corporation a holding company and Trade Street Investment Associates, Inc. a registered investment adviser. Bank of America N.A. has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition with respect to 57,000 shares and shared power to vote or direct the vote and shared power to dispose or direct the disposition with respect to 510,000 shares. NB Holding Corporation has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition with respect to 567,000 shares. Trade Street Investment Associates, Inc. has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition with respect to 510,000 shares.

(7) Includes 59,423 shares subject to options exercisable within 60 days from the date hereof.

(8) Includes 23,800 shares subject to options exercisable within 60 days from the date hereof.

(9) Includes 66,908 shares subject to options exercisable within 60 days from the date hereof.

(10) Includes 7,500 shares subject to options exercisable within 60 days from the date hereof.

(11) Includes 18,000 shares subject to options exercisable within 60 days from the date hereof.

(12) Includes 18,000 shares subject to options exercisable within 60 days from the date hereof.

(13) Includes 165,500 shares subject to options exercisable within 60 days from the date hereof.

(14) Includes 18,000 shares subject to options exercisable within 60 days from the date hereof.

(15) Includes 18,000 shares subject to options exercisable within 60 days from the date hereof.

(16) Includes an aggregate of 713,756 shares held by all directors and officers that are subject to options exercisable within 60 days from the date hereof. See Notes (2) and (7) through (15) above.
                                       8

Director's Meetings

The Board of Directors of the Company met nine (9) times during the year ended December 31, 1999. In 1999, the Company had an Audit Committee and a Compensation Committee which also serves as the Stock Option Committee. The Audit Committee reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the Company's independent accountants and reviews the Company's internal controls. In 1998, the Audit Committee was composed of Messrs. Nordquist and Steinberg and effective March 17, 2000 consists of Messrs. Nordquist, Steinberg and Schaller. Two meetings of the Audit Committee were held in 1999.

The Compensation Committee makes recommendation concerning salaries and incentive compensation for executive officers of the Company and administers the Company's employee stock option plans. In 1999, the Compensation Committee was composed of Messrs. Nordquist, Reichenbach, Schaller and Steinberg. Two meetings of the Compensation Committee were held in 1999.

The Audit and Compensation Committees are composed of directors who are not officers or employees of the Company ("Outside Directors").

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

Compensation of Directors

Beginning April 1, 1998, the Company agreed to pay each non-employee director $1,000 per Board Meeting attended in person, $250 per meeting attended telephonically, and $250 for each Committee meeting attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors or Committees thereof. The Company's Outside Directors are also eligible to receive stock options under the Company's 1998 Non-Employee Directors Stock Option Plan approved by Shareholders at the 1998 Annual Meeting.

Each of the Outside Directors was granted an option on May 14, 1998, under the Directors' Plan to purchase 20,000 shares of Common Stock, 5,000 of which vested as of that date, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided such director is still a director on each such date. Each director who joins the Board of Directors after the Directors' Plan was originally adopted will be granted an option, on the first day of his term, to purchase 20,000 shares of Common Stock, 5,000 of which vest on the date he or she becomes a Director, and 5,000 of which vest on each of the first, second and third anniversary of such date, provided he or she is still a director on such date. If the number of shares available to grant under the Directors' Plan on a scheduled date of grant is insufficient to make all the grants, then each eligible director will receive an option to purchase a pro rate number of the available shares.

The option price per share for the options granted was $10.25 per share and the option price per share for later grants will be, the fair market value of the shares of Common Stock on the date of grant. Under the Directors' Plan, fair market value is generally the closing price of the Common Stock on the NASDAQ National Market on the last business day prior to the date on which the value is to be determined. The options granted under the Directors' Plan are exercisable for a term of ten years from the date of grant, subject to earlier termination.

On December 6, 1999 each of the Company's outside Directors were granted an individual stock option, outside of the Directors Plan, to purchase 12,000 shares of Common Stock, 3,000 of which vested as of that date and 9,000 of which vest on each of the first, second and third anniversary of such date, provided such director is still a director on each such date. The option price per share for the options granted was $12.125, the fair market value on the date of such grant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market ("NASDAQ"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written presentation that no other reports were required, the Company believes that during 1999 all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that each executive officer and director filed a late Form 4 Statement of Change in Beneficial Ownership of securities with the SEC and NASDAQ for the month of December 1999.

                        COMPARE CUMULATIVE TOTAL RETURN
                           AMONG ASTROPOWER, INC.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX



                            (GRAPH TO BE INSERTED)



                    ASSUMES $100 INVESTED ON FEB. 13, 1998
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1999



                                  ..............FISCAL YEAR ENDING.............
COMPANY/INDEX/MARKET                 2/13/1998 12/31/1998   12/31/1999

ASTROPOWER, Inc.                       100.00     149.51     217.48

Semiconductors, Related Device         100.00     130.92     281.69

NASDAQ Market Index                    100.00     135.48     238.95


     The above graph compares the cumulative return of the Company on an annual basis with the comparable return of two indices. The Industry Index represents the industry or line-of-business of the Company. The graph assumes $100 invested on February 13, 1998, the date of the Company's initial public offering. The comparison assumes that all dividends are reinvested.

     The Industry Index represents Semiconductors, Related Device, and is comprised of 118 corporations, compiled from the SIC Code within which the Company is listed.

                            EXECUTIVE COMPENSATION


Report of Compensation Committee

In 1999, our executive compensation program was administered by the Compensation Committee of the Board of Directors. The Committee makes recommendations on all of the three key components of our executive compensation program: base salary, contractual incentive awards and long-term incentives.

Our executive compensation program is structured to help us achieve our business objectives by:

  . providing compensation opportunities that will attract, motivate and retain highly qualified managers and executives

  . linking executives' total compensation to company and individual job performance

  . providing an appropriate balance between incentives focused on achievement of annual business plans and longer term incentives tied to increases in Shareholder value

Our executive compensation program is designed to provide competitive compensation opportunities for all corporate officers. Our total compensation levels falls in the low to middle of the range of rates paid by other employers of similar size and complexity, although complete comparative information is not easily obtainable, and no formal survey or analysis of compensation paid by other companies was undertaken.

Base Salaries

Our salary levels are intended to be consistent with competitive practices and levels of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and the performance of the individual.

Stock Options

We periodically grants incentive and non-qualified stock options to purchase our common stock in order to provide employees of with a competitive total compensation package and to reward them for their contribution to our short and long-term stock performance. These stock options are designed to align the employees' interest with those of the shareholders. All options have an option price that is not less than the fair market value of the stock on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Board with respect to incentive stock options, within the parameters of the 1989 Stock Option Plan which expired in December 1999 and within the parameters of the 1999 Plan, which Plan was approved by our shareholders in June 1999. We do not grant stock appreciation rights.

1999 Compensation

Our President and CEO was compensated on a salary and pay-for-performance approach. Taken into consideration are the achievement of financial and other objectives determined each year by the Board of Directors, and the executive. Contractual incentive awards of options to purchase 90,000 shares of common stock at $12,125 per share (100% of fair market value) were granted to the President and CEO for 1999.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

Deductibility of Compensation    Effective January 1, 1994, the Internal Revenue
Service under Section 162(m) of the Internal Revenue Code will generally deny the deduction of compensation paid to the President and the four other highest paid executive officers required to be named in the Summary Compensation Table to the extent such compensation exceeds $1 million per executive per year subject to an exception for compensation that meets certain "performance-based" requirements. Whether the Section 162(m) limitations with respect to an executive will be exceeded and whether the Company's tax deduction for compensation paid in excess of the $1 million limit will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the 1989 Stock Option Plan, the Committee intends to qualify to the extent practicable, such options under the rules governing the Section 162(m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, while it is not expected that compensation to executives of the Company will exceed the Section 162(m) limitation in the foreseeable future
(and no officer of the Company received compensation in 1999 which resulted under Section 162(m) in the non-deductibility of such compensation to the Company), various relevant considerations will be reviewed from time to time, taking into account the interests of the Company and its Shareholders, in determining whether to endeavor to cause such compensation to be exempt from the
Section 162(m) limitation.

                                    Respectfully submitted,



                                    Compensation Committee

                                    Clare E. Nordquist
                                    Dr. George S. Reichenbach
                                    Charles R. Schaller
                                    Gilbert H. Steinberg

Compensation Committee Interlocks and Insider Participation

The Membership of the Compensation Committee for 1999 is set forth under "Report of Compensation Committee." Except with respect to his compensation arrangements, Dr. Barnett, our President and CEO participated in executive compensation deliberations and recommendations of the Board of Directors.
During the fiscal year ended December 31, 1999, no executive officer of ours served on the board of directors or compensation committee of another company that had an executive officer serving on the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

At December 31, 1997, the Company owed its President and CEO $555,482 in the form of salary, bonus and automobile reimbursements. The amounts are related to the excess of his salary and bonus and auto allowance over the amounts actually paid from July 1990 to March 1997. On December 15, 1997, the Company agreed that one-third of this amount would be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998. Accordingly the Company paid Dr. Barnett $184,786 in 1999 pursuant to such agreement.

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and those other named executive officers of the Company whose total salary, bonus and other compensation earned for 1997, 1998 or 1999 exceeded $100,000:

                                                                                        Long Term
                                                                                       Compensation
                                                Annual Compensation                       Awards
                                 -------------------------------------------------
                                                                                        Securities
                                                                                        Underlying        All Other
Name & Principal Position           Year         Salary ($)          Bonus ($)         Options (#)     Compensation($) (1)
-------------------------           ----         ----------          ---------         ------------    -------------------
Allen M. Barnett...................   1999      $226,492             $   -0-               127,500            $3,500
   President and Chief Executive      1998       189,446   (2)           -0-   (2)         170,000             5,000
   Officer                            1997       191,458   (2)        50,000   (2)         203,250             4,750

Peter C. Aschenbrenner.............   1999      $134,473                 -6-                51,767            $3,406  (3)
   Sr. Vice President, Marketing      1998       124,996                 -0-                40,000             3,177  (3)
   And Sales                          1997       116,449              20,000                19,875             1,353  (3)

Thomas J. Stiner...................   1999      $118,101                 -0-                58,433            $3,500
   Sr. Vice President and Chief       1998       106,395                 -0-                40,000             5,000
   Financial Officer                  1997        88,670              25,000                22,500             4,750

Richard K. McDowell................   1999      $100,968                 -0-                30,000            $3,500
   Sr. Vice President,
   Manufacturing

Robert B.  Hall....................   1999        96,227                 -0-                12,550            $3,500
  Vice President and Chief            1998        96,661                 -0-                15,000             5,000
   Scientist

(1)  Includes matching contributions by the Company under its 401(k) Plan.
(2) Dr. Barnett elected to postpone receipt of salary payments of $23,945, $79,047 and $64,755, for the years ended December 31, 1997 and 1996 respectively, as well as all bonus amounts for the year ended December 31, 1996. These amounts are included in the above table. At December 31, 1997 the Company owed Dr. Barnett an additional $427,215 relating to the postponement of portions of his salary, bonus and other compensation for the period July 1990 to December 31, 1995. On December 15, 1997, the Company agreed that one-third of this amount would be paid per year in each of 1998, 1999 and 2000, with interest on the unpaid balance at 6% per annum from January 1, 1998. Accordingly the Company paid Dr. Barnett $184,786 in 1998 pursuant to such agreement. This amount is not included in the above table.
(3)  Includes $1,200 annual expense allowance for all years.

Stock Options

The following table provides information regarding grants of stock options made during the fiscal year ended December 31, 1999 to the persons named in the Summary Compensation Table above:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                      Number of
                                     Securities        % of Total                                     Potential Realizable Value at
                                     Underlying      Options Granted       Exercise                     Assumed Annual Rates of
                                   Options Granted     to Employees in       Price      Expiration     Stock Price Appreciation for
            Name                         (#)            Fiscal Year        ($/share)        Date              Option Term
--------------------------------   ---------------   -----------------   -------------  ------------   ----------------------------
                                                                                                           5%($)        10% ($)
                                                                                                       ----------      ------------
Dr. Allen M. Barnett...............    37,500              4.73%             $11.88        04/15/09    $  280,173       $  710,012
                                       90,000             11.36%             $12.13        12/06/09       686,564        1,739,889

Peter C. Aschenbrenner.............       100              0.01%             $11.63        02/12/09           731            1,854
                                        6,667              0.84%             $10.00        02/26/09        41,928          106,255
                                       25,000              3.16%             $11.88        04/15/09       186,782          473,342
                                       20,000              2.52%             $12.13        12/06/09       152,570          386,642

Thomas J. Stiner...................       100              0.01%             $11.63        02/12/09           731            1,854
                                        8,333              1.05%             $10.00        02/26/09        52,406          132,807
                                       30,000              3.79%             $11.88        04/15/09       224,138          568,010
                                       20,000              2.52%             $12.13        12/06/09       152,570          386,642

Richard K. McDowell................     5,000              0.63%             $10.00        02/26/09        31,445           79,687
                                       15,000              1.89%             $11.88        04/15/09       112,069          284,005
                                       10,000              1.26%             $12.13        12/06/09        76,285          193,321

Robert B. Hall.....................       850              0.11%             $11.63        02/12/09         6,217           15,755
                                        1,700              0.21%             $10.00        02/26/09        10,691           27,094
                                       10,000              1.26%             $11.88        04/15/09        74,713          189,337

______________________

(1) Options awarded under the Plan generally provide for vesting over a period of four years, with vesting occurring 25% per year on the anniversary date of the option award. The Board of Directors has the discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted with an exercise price equal to or greater than the fair market value of the Common Stock as determined on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the 10-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date, which exceeds the hypothetical gains shown in the table.

Option Exercises and Holdings

The following table sets forth, for each person named in the Summary Compensation Table above, information regarding the exercise of stock options during the fiscal year ended December 31, 1999 and the year-end value of unexercised options. No options were exercised by the Named Executive Officers during 1999:


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END VALUES

                                      Shares                                                               Value of Unexercised
                                    Acquired on         Value              Number of Unexercised        In-the-money Options at
            Name                     Exercise         Realized            Options at Year-End (#)             Year End ($)
 ----------------------------     ---------------    -------------     ----------------------------     ---------------------------
Allen M. Barnett.................    21,000            $189,210           259,250           367,500      2,128,240        1,440,675
Peter C. Aschenbrenner...........    10,000              90,950            49,204            84,938        362,071          284,842
Thomas J. Stiner.................    12,600             106,950            66,908            93,125        511,411          319,125
Richard K. McDowell..............     9,250              54,000             6,875            49,375         31,875          184,875
Robert B. Hall...................     6,000              57,500            13,800            28,750         92,515          134,950

(1) Calculated on the basis of the fair market value of the Common Stock at December 31, 1999 of $13.00 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. See note (3) of the preceding table.

Employee Benefit Plans

1989 Stock Option Plan

  Our 1989 Stock Option Plan was adopted in December 1989. The 1989 plan authorized the issuance of up to 1,920,000 shares of our common stock. As of March 31, 2000, options to purchase an aggregate of 1,400,398 shares at a weighted average exercise price of $6.37 per share were outstanding. No additional options may be granted under the 1989 plan which expired in December 1999.

  The 1989 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonstatutory stock options. Our officers, employees, directors, consultants and advisors are eligible to receive awards under the 1989 plan. No employee may receive any award for more than 500,000 shares in any calendar year.

  Our board of directors administers the 1989 plan and has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. Our board of directors has delegated authority to administer the 1989 plan to the Compensation Committee. The committee has the authority to accelerate the date on which options may be exercised. In the event of a merger, liquidation, consolidation or other acquisition event, the committee is authorized to make appropriate and proportionate changes to the then outstanding options.

     1999 Stock Option Plan

     Our 1999 Stock Option Plan was adopted by our board of directors in April 1999 and was approved by our stockholders in June 1999. The 1999 plan authorizes the issuance of up to 600,000 shares of our common stock. As of March 31, 2000, options to purchase an aggregate of 520,875 shares at a weighted average exercise price of $12.59 per share were outstanding.

     The 1999 plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and nonstatutory stock options. Our officers, directors, employees and consultants, and certain employees and consultants of our majority-owned affiliated companies, are eligible to receive awards under the 1999 plan.

     Optionees receive the rights to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. Fair market value for purposes of the 1999 plan is the closing market price of our common stock as reported on the Nasdaq National Market on the relevant date. Optionees may generally pay the exercise price of their options by cash, check or surrender to us of shares of common stock. Generally, no portion of an incentive stock option may vest within twelve months of the date of grant.

     Our Compensation Committee administers the 1999 plan. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. Our compensation committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which such options become exercisable and terminate, subject to certain provisions of the 1999 plan. Incentive stock options must terminate within ten years of the date of grant. Nonstatutory options must terminate within fifteen years of the date of grant. The Compensation Committee has the right to alter the terms of any option when granted or while outstanding pursuant to the terms of the 1999 plan except the option price.

     All options automatically become exercisable in full in the event of a change in control (as defined in the 1999 plan), death or disability of the optionee or as decided by the Compensation Committee. Upon retirement options held at least one year become exercisable in full. If an optionee's employment with us is terminated for any reason, except death, disability or retirement, the optionee has three months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

Compensatory Stock Plan

          Prior to the adoption of the 1989 Plan, we had a compensatory stock plan for the issuance of shares to employees and consultants. At December 31, 1999, the only remaining obligation under this plan was the reservation of 39,999 shares for issuance to a former consultant.

401(K) Plan

          We have adopted an employee savings and retirement plan qualified under Section 401(k) of the Internal Revenue Code and covering all of our employees. Pursuant to this plan, employees may reduce their current compensation by up to the lessor of 15% of eligible compensation or the statutorily prescribed annual limited ($10,000 in 1999) and have the amount of such reduction contributed to the plan. We may, but are not required to, make matching or additional contributions to the plan in amounts to be determined by the board of directors.

Employment Arrangements

     Effective as of January 7, 2000, Dr. Allen M. Barnett entered into an amended and restated employment agreement with us to serve as our President and Chief Executive Officer with an annual base salary of $245,000. The term of the agreement ends on March 31, 2005 unless we or Dr. Barnett elect to terminate the agreement by written notice to the other party at least one year prior to the effective date of termination. We can only terminate his employment by a vote of two-thirds of the members of the board of directors with Dr. Barnett not eligible to vote. Our board of directors will review Dr. Barnetts salary not less than annually, and may, but are not obligated to award increases in his salary and they will also consider and vote upon incentive compensation for Dr. Barnett for each calendar year commencing with the calendar year ending December 31, 2000. Other provisions of the agreement include a grant of an individual 10 year non-statutory option to purchase 75,000 shares of our common stock at $13.75 per share, vesting on March 31, 2001 and 10 year options to purchase 227,000 shares of our common stock at $13.75; 23,500 of which shall vest on each of March 31, 2001 and 2002 and 80,000 of which shall vest on each of March 31, 2003, 2004 and 2005. The fair market value of our common stock of the date these options were granted was $13.00 per share. We also provide Dr. Barnett with a monthly expense for the use of an automobile and repay all of his out-of-pocket expenses incurred in the performance of his employment obligations.

     Should we terminate Dr. Barnett's employment before March 31, 2005, we must pay Dr. Barnett his then current base salary plus 30% of his then current base salary and all employee benefits for the lesser of one year or the remaining term of his employment. Should Dr. Barnett die or become disabled during the term of his employment, we must pay him or his estate his then current base salary for the longer of two years or the remaining term of his employment plus in the case of death, a pro rata portion all other compensation due in that period.

     Should we terminate Dr. Barnett's employment upon a change of control of us, we must pay Dr. Barnett a lump sum equal to one year's then current base salary plus 30% of such base salary and all base salary and other compensation due for the remaining term of his employment agreement. Additionally, all vested but unexercised options would continue to be exercisable in accordance with their terms and all remaining invested stock options would vest immediately.

     Our employment agreement with Dr. Barnett and our employment arrangements with other executive officers and significant employees impose customary confidentiality obligations and provide for the assignment to us of all rights to any technology developed by the employee during the time of his or her employment.


           PROPOSAL 2. AMENDMENT OF OUR 1999 STOCK OPTION PLAN


Our 1999 Stock Option Plan was adopted by our Board of Directors in April 1999 and was approved by our stockholders in June 1999. The 1999 Plan authorizes the issuance of up to 600,000 shares of our common stock. As of March 31, 2000, options to purchase an aggregate of 520,875 shares at a weighted average exercise price of $12.59 per share were outstanding. See "Employee Benefit Plan-1999 Stock Option Plan" above.

The 1999 Plan is intended to induce new employees to become associated with us, and to provide a closer identity of interest between present employees and us by encouraging their ownership of our Common Stock. Since the approval of the 1999 plan by our shareholders in June 1999, we have completed a second public offering of our common stock resulting in net proceeds to us of approximately $30.2 million. As a result we have expanded our manufacturing capacity and intend to continue to do so over the next four years. From July 1, 1999 through March 31, 2000 we have increased the number of our employees who will be eligible to participate in the 1999 plan from 304 to 352 and expect to substantially increase our workforce in the future consistent with our expectations our board of directors believed it would be in our best interest and our shareholders best interest to increase the number of shares currently available under the 1999 plan from 600,000 to 1,100,000, and voted to do so on March 17, 2000, subject to shareholder approval.

The Board of Directors recommends that the Shareholders vote For the following
                                                             ---
resolution, approval of which requires an affirmative vote of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote at the meeting:

     RESOLVED, that the second sentence of section 5 of the 1999 Stock
Option Plan adopted by the board of directors and approved by a majority of the Shareholders, on June 15, 2000 be amended to read as follows:

Section 5, Stock.
----------------

The total number of shares of Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 1,100,000 shares (subject to adjustment as described below).

PROPOSAL 3. AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
        TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO
                            50,000,000 SHARES

The board of directors has unanimously adopted a resolution approving a proposal to amend the first paragraph of Article IV of our amended and restated certificate of incorporation to increase the number of shares of common stock which we are authorized to issue from 25,000,000 to 50,000,000.

The full text of the first paragraph of Article IV of our Amended and Restated Certificate of Incorporation, if amended as proposed, will be as follows:




"Total Number of Shares of Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 55,000,000 shares, consisting of 9a) 50,000,000 shares of common stock, of the par value of $0.1 each (the "Common Stock") and (b) 5,000,000 shares of preferred stock of the part value of $.01 each (the "Preferred Stock")."

The amendment will not increase the number of shares of preferred stock authorized. The relative rights and limitations of the common stock and preferred stock would remain unchanged under the proposed amendment.



The proposed amendment would increase the number of shares of common stock which we are authorized to issue from 25,000,000 to 50,000,000. The additional 25,000,000 shares, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock are not entitled to preemptive rights or cumulative voting.

On March 31, we had 11,405,460 shares of common stock issued and outstanding. In addition, an aggregate of approximately 2,306,323 shares of common stock were reserved for issuance by the Company, including shares reserved for issuance upon exercise of options granted under our employee stock option plans, our 1998 Directors Option Plan and individual option grants.




     The Board of Directors of the Company believes that the number of authorized shares of common stock should be increased to provide sufficient shares for such corporate purposes as may be determined from time to time by the Board of Directors, including without limitation capital raising transactions, additional employee stock options or awards, acquisitions of other businesses, products and technologies in exchange for stock, and stock dividends. Proposal 3 would accomplish such increase. The Board of Directors believes that having additional shares authorized and available for issuance or reservation will give us greater flexibility in considering potential future actions involving the issuance of stock without the delay and expense of obtaining further stockholder approval for each issuance except as may be required in a particular case by law, the rules of any stock exchange upon which the common stock may be listed, or any other rules which may be applicable to the Company. We have no current agreements, plans or arrangements to effect any such potential actions and no pending arrangements to issue any of the additional shares of common stock that would be authorized as a result of the amendment (other than issuances permitted or required under our stock-based employee benefit plans).


The increase in the number of authorized shares of our common stock has not been proposed for any anti-takeover-related purpose and we have no knowledge of any current effort to obtain control of our Company or accumulate large amounts of our common stock. However, the availability of additional shares of common stock could make any attempt to gain control of us more difficult. Shares of our authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of our Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in our best interests or the best interests of our shareholders.

In evaluating the proposed amendment, shareholders should consider the effect of certain other provisions of our amended and restated certificate of incorporation and by-laws which may have anti-takeover consequences. These provisions include:

     .  authorizing the issuance of "blank-check" preferred stock
     . providing for a classified board of directors with staggered three-year terms
     . providing that directors may only be removed for cause by the affirmative vote of 80% of the shareholders
     .  limiting the persons who may call special meetings of shareholders
     .  prohibiting shareholder action by written consent
     . establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings

Delaware law may also discourage, delay or prevent someone from acquiring or merging with us.


If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Amended and Restated Certificate with the Secretary of State of Delaware no later than December 31, 2000. Pursuant to the Delaware General Corporation Law, the Board of Directors may abandon the amendment prior to the effectiveness of its filing, either before or after a majority of outstanding shares of common stock have voted in favor of the amendment.


The Board of Directors of the Company recommends that Shareholders vote FOR the following resolution, approval of which requires an affirmative vote of a majority of the outstanding shares of common stock.

RESOLVED, that the first paragraph of Article IV of the Company's Amended and Restated Certificate of Incorporation be amended to read as follows:



"Total Number of Shares of Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 55,000,000 shares, consisting of (a) 50,000,000 shares of Common Stock, of the par value of $.01 each (the "Common Stock") and (b) 5,000,000 shares of Preferred Stock of the par value of $.01 each (the "Preferred Stock")."


      PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


Management proposes the appointment of KPMG LLP as independent accountants to examine the financial statements of the Company for the fiscal year 2000. The Board of Directors has directed that such appointment be submitted for ratification by the Shareholders at the meeting.

KPMG LLP has served as the independent accountant for the Company since 1992. A representative of KPMG LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the voting power of the shares of common stock present, in person or by proxy, and entitled to vote at the meeting, is required for ratification of the appointment of KPMG LLP as the independent accountants.

The Board of Directors recommends that shareholders vote FOR ratification of the
                                                         ---
appointment of KPMG LLP.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT SOLAR PARK, NEWARK, DELAWARE, ATTENTION: THOMAS J. STINER, SENIOR VICE PRESIDENT AND CFO. THE FORM 10-K INCLUDES CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.


                            FUTURE PROPOSALS

The 2001 Annual Meeting is expected to be held on Wednesday, June 13, 2001. If any Shareholder wishes to submit a proposal for inclusion in the Proxy Statement for the Company's 2001 Annual Meeting, the rules of the United States Securities and Exchange Commission require that such proposal be received at the company's principal executive office by December 31, 2000.


                                 OTHER MATTERS

Management knows of no other matters to come before the meeting other than those referred to in the Notice of Meeting. However, should any other matters properly come before the meeting, the shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting the shares represented by the proxy.


                      BY ORDER OF THE BOARD OF DIRECTORS


                               Allen M. Barnett
                     President and Chief Executive Officer

                                ASTROPOWER, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dr. Allen M. Barnett, Dr. George S. Reichenbach and Gilbert H. Steinberg, and each of them individually with the power of substitution, as Proxy or Proxies of the undersigned, to attend and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's Manufacturing Plant at Pencader Corporate Center, Newark, Delaware on June 15, 2000, at 11:00 A.M., local time and at any adjournment thereof, hereby revoking any prior Proxy or Proxies. This Proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, shares will be voted FOR the election of directors named in the Proxy and FOR Proposals 2, 3, and 4.

             (Continued and to be dated and signed on other side)

                        Please date, sign and mail your
                     Proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                               ASTROPOWER, INC.

                                 June 15, 2000



              . Please Detach and Mail in the Envelope Provided .


[X] Please mark your vote                                                                                   For   Against   Abstain
    as in this example.
                            Nominees:  Dr. George S. Reichenbach  2. Proposal to amend 1999 Stock Option    [_]     [_]       [_]
                                       Dr. George W. Roland          plan.

                           Withhold                               3. Proposal to amend Certificate of       [_]     [_]       [_]
                      For    Vote                                    incorporation.
1.  To elect as
    directors all    [__]    [__]                                 4. To appoint KPMG, LLP as independent    [_]     [_]       [_]
    persons                                                          accountants of the Company.
    named at
    right.                                                        5. In their direction, the proxies are
                                                                     authorized to vote upon such other
                                                                     business as may properly come before
                                                                     ??? meeting.
For, except vote withheld from the following nominee(s)

                                                                  IMPORTANT: Please date, sign and return
                                                                  this Proxy Card using the enclosed envelope.

Signature ____________________________________    Signature if held jointly
______________________________   Dated _____________________, 2000

NOTE: (Signature should conform exactly to name on Proxy. When shares are held by joint tenants, both should sign. Executors, administrators, guardians, trustees, attorneys, and officers signing for corporation should give full title.